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                                                                   Exhibit 10.11



                            LEASE EXTENSION AGREEMENT


         This Lease Extension Agreement (this "Agreement") is entered into as of 8/7, 1997, by and between Vision Drive, Inc., a Delaware corporation ("Landlord"), and Aspect Medical Systems, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Reference is made to that certain lease between Tenant and Natick Executive Park Trust No. 2, predecessor in interest to Landlord, demising certain premises located on the second floor of the building commonly known and numbered as Two Vision Drive, Natick, Massachusetts (the "Lease"). Any capitalized term used herein and not otherwise defined shall have the meaning assigned such term in the Lease.

         B. Landlord and Tenant desire to amend the Lease to extend its Term and to modify certain other provisions thereof.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree as follows:

         1.       Extension Term.

                  Pursuant to Section 2.2.1 of the Lease, Tenant has exercised its one-time right to extend the Term for a three year period beginning on November 1, 1997 and expiring on October 31, 2000 (the "Extension Term"). The only Tenant Extension Option described in the Lease has been exercised and Tenant shall have no further rights to extend the Term.

         2.       Fixed Rent.

                  Rent during the Extension Term shall be Three Hundred Ninety-Seven Thousand Five Hundred Twenty-Eight Dollars ($397,528.00) per annum, payable in monthly installments of Thirty-Three Thousand and One Hundred and Twenty-Seven Dollars and Thirty-Three Cents ($33,127.33).

         3.       Base Year for Operating Costs.

                  During the Extension Term, the "Annual Estimated Operating Costs" as defined in the "Reference Data" section on page 1 of the Lease shall be actual 1997 operating costs, rather than actual 1995 operating costs.
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         4.       No Brokers.

                  Buyer and Seller hereby each represent and warrant to the other that it has dealt with no broker in connection with the execution and negotiation of this Agreement or the Extension Term, and each agrees to hold the other harmless from and indemnify the other against all damages, costs, claims, losses and liabilities, including legal fees, incurred by the other arising out of or resulting from the failure of this representation and warranty.

         5.       Ratification of Lease.

                  Except as amended hereby, the Lease shall remain unmodified and in full force and effect and is hereby ratified.

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the day and year first written above.

                                    LANDLORD:

                                    Vision Drive, Inc.


                                    By:/s/ John J. Rogers
                                       ----------------------------------------
                                         Name:  John J. Rogers
                                         Its:      CFO


                                    TENANT:

                                    Aspect Medical Systems, Inc.


                                    By:/s/ J. Neal Armstrong
                                       ----------------------------------------
                                         Name:  J. Neal Armstrong
                                         Its:      CFO

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